UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 11, 2011 (May 18, 2011)

THE WET SEAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank

Foothill Ranch, CA 92610

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

(949) 699-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on May 20, 2011 (the “Original Filing”) relating to The Wet Seal, Inc. (“Wet Seal”) 2011 Annual Meeting of Stockholders held on May 18, 2011 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose Wet Seal’s decision as to how frequently it will conduct future stockholder advisory votes regarding compensation awarded to its named executive officers. No other changes have been made to the Original Filing.

Item 5.07(d). Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Filing, at the Annual Meeting, an advisory vote was conducted on the frequency of future stockholder advisory votes on compensation awarded to named executive officers. A majority of the shares of Wet Seal’s Class A common stock cast on the proposal were voted for holding such advisory votes on an annual basis. Wet Seal has considered the outcome of this advisory vote and has determined, as was recommended with respect to this proposal by Wet Seal’s board of directors in the proxy statement for the Annual Meeting, that Wet Seal will hold an annual stockholder advisory vote on executive compensation awarded to named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Wet Seal, Inc.

Dated: October 11, 2011	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer